JOINT VENTURE AND SERVICES AGREEMENT

THIS JOINT VENTURE AND SERVICES AGREEMENT (the "Agreement") is entered into effective this 12th day of February, 2010, by and between Plastic2Oil Marine, Inc. ("P2O"), a Nevada corporation with a principal place of business at 500 Technology Square, Cambridge Massachussettes, USA, and RWH Marine Consulting, Inc. ("RWH" or "Service Provider"), a Ontario corporation with a principal place of business at 208 Hillyard Street, Hamilton, Ontario, Canada. P2O and RWH are collectively referred to herein as the "parties", or individually as a "party".

WITNESSETH:

WHEREAS, P2O and/or its affiliated companies own certain technology, formulae, catalysts, enzymes, compositions, industrial designs, inventions, processes, concepts, trade secrets, and other proprietary methods and intellectual property related to converting plastic into petroleum fuel (the "Know How"), and have invented, designed and developed technology for a proprietary device that, using the Know How, completes the conversion via an incineration process (the "Converter Device");

WHEREAS, P2O will solely be responsible in financing all incurred costs related to purchasing, retrofitting, replicating, integrating, and installing Converter Devices into numerous ships and/or sea going vessels owned or to be purchased by P2O (the "Vessels"), and also thereafter operating and maintaining all said Converter Devices on the Vessels for profit:

WHEREAS, RWH has the capability and expertise to replicate, integrate, install, operate, and maintain the Converter Devices on the Vessels and to pilot, operate, and maintain the Vessels at no cost to RWH including employment expenses and expenses of third party contractors engaged by RWH to deliver the Services set forth in this Agreement" ; and

WHEREAS , P2O is hereby appointing RWH as its agent/contractor to supply the Services set forth herein."

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WHEREAS, the parties are entering into a business relationship and joint venture whereby RWH will provide such services to P2O as more particularly described and for the consideration stated herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Incorporation. The above recitals are true and correct, and incorporated herein in their entirety.

Section 2. Services. Under the terms and subject to the conditions of this Agreement, RWH shall provide to P2O the services identified on **Exhibit A** attached hereto and incorporated herein by this reference (such services, the "Specified Services"), as well as such other services ("Other Services") as requested by P2O that are reasonably related to the Specified Services and are necessary for the conduct of P2O's business (the Specified Services and Other Services, collectively, the "Services"). RWH shall perform all Services in a skilled, competent, diligent, efficient, professional, and commercially reasonable manner, subject to the general supervision of P2O, and RWH shall use sound operating procedures in all its practices. RWH shall communicate with P2O and make reasonably detailed reports to P2O, in the ordinary course of business, regarding its provision of the Services. In addition RWH shall regularly make available, at P2O's request, RWH's representatives, including but not limited to Rick Heddle, to confer and consult with P2O respecting the provision of Services. P2O shall have a right, at any time and upon request, to review and inspect the books and business records of RWH related to its performance of Services hereunder.

It is understood and agreed
that RWH may from time to time engage the Services of third party
contractors and such contractors will be engaged at the expense of P2O
or
the expense incurred by RWH will be reimbursed by each individual [illegible]
entity."

Section 3. Compensation

As Compensation for Services provided by RWH, and pursuant to the terms and conditions hereof, P2O shall pay RWH an amount equal to fifty percent (50%) of the Operating Income generated from the operation of the two most profitable Converter

Devices on the Vessels (the "Marine Converter Devices"), and 10% from all other Vessels.

The calculation of Operating Income shall be completed by P2O for each Vessel. RWH shall have a right, at any time, to review and inspect the books and business records of P2O, and may appoint its accountant and / or other parties to conduct this review. P2O is obliged to provide full cooperation and access to any and all requested records and supporting documents to support the calculation of Operating Income.

The amount of Compensation shall be calculated on a quarterly basis, without reference to previous or subsequent quarters, with payments of the calculated amount to be remitted to RWH so as to be received within sixty (60) days of the end of each quarter for which a payment is due.

Operating Income, for purposes of the calculation of Compensation, would, generally, be calculated using Generally Accepted Accounting Principles. Specifically, it would be calculated as the net revenue generated from sales of products less the cost of feedstock and direct operating costs of the Vessels. In computing Operating Income, no deduction will be made for interest, depreciation of capital assets, income taxes, or management fees, overhead allocations, or similar amounts charged from P2O or its affiliates. Charges from P2O or its affiliates for catalyst shall be at cost, not to exceed 5% of gross revenues. No charges shall be made in the calculation of Operating Earnings for costs not directly related to the operations of the Vessels.

Section 4. Term and Termination.

(a) The term of this Agreement shall end, and this Agreement shall automatically terminate, on the date that is fifty (50) years from the date hereof (the "Expiration Date"). Either party may terminate this Agreement prior to the Expiration Date (i) for the other party's material breach hereof, if the non-breaching party notifies the breaching party of the material breach and the breach remains uncured for a period of fifteen (15) days ("Termination for Breach"), and/or (ii) on ninety (90) days prior written notice to the other party ("Termination by Notice"). In addition to the foregoing rights of termination in favor of both parties, P2O may also terminate this Agreement prior to the Expiration Date (a) in the event any proceeding is filed by RWH, or against RWH and not discharged within thirty (30) days after filing, under any bankruptcy or any similar law, or if a receiver is appointed to manage RWH's affairs, or if RWH enters into a creditor arrangement, and/or (b) immediately, for any breach or violation by RWH of the terms of Sections 5, 6, or 8 hereof. The parties may terminate this Agreement by mutual written consent at any time.

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[illegible]
to terminate in the event of the bankruptcy and insolvency of P2O.

(b) Termination Fee. In the event this Agreement is terminated by P2O pursuant to subsection 4(a)(ii)(Termination by Notice), P2O shall pay to RWH, within thirty (30) days of the effective date of termination, a termination fee ("Termination Fee") in an amount calculated according to the formula set forth on **Exhibit B**, attached hereto and incorporated herein by this reference. If this Agreement is terminated by P2O for any other reason or under any other provision or subsection, no Termination Fee or other consideration shall be due.

Section 5. Proprietary Rights. P2O and/or its affiliated companies (including, but not necessarily limited to, JBI, Inc.)(all, collectively, the "P2O Group") is the exclusive owner of all intellectual property and other proprietary rights related to the Know How and the Converter Device (collectively, the "Intellectual Property"), and RWH expressly acknowledges P2O Group's claim of such exclusive rights. Should RWH challenge the validity of any of such rights of P2O Group, such challenge shall constitute grounds for P2O's immediate termination of this Agreement, at its option. Nothing in this Agreement shall ever be construed as giving RWH any rights, title or interest in or to any Intellectual Property, except the limited right to use the Intellectual Property only as necessary in the performance of Services pursuant to the express terms of this Agreement. RWH may not, for its benefit or for the benefit of any third party, reverse engineer, decompile or otherwise tamper with the Intellectual Property, or contribute the Intellectual Property or any part thereof to the creation of separate concepts, formula, designs, devices, or inventions. RWH agrees to secure and protect the Intellectual Property during its performance of Services hereunder and to not misappropriate or infringe upon said Intellectual Property. All patents, trade secrets, copyrights, trademarks, industrial designs, trade dress, know-how and other intellectual property rights or other proprietary rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by RWH or its personnel or agents during the course of performing the Services for P2O (collectively, the "Work Product") shall belong exclusively to P2O and shall, to the extent possible, be considered a work made for hire for P2O within the meaning of Title 17 of the United States Code. RWH automatically assigns, and shall cause its personnel

or agents to automatically assign, at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest it or they may have in such Work Product, including any intellectual property rights pertaining thereto. Upon request of P2O, RWH shall take such further actions, and shall cause its personnel or agents to take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

Section 6. Cooperation. RWH acknowledges P2O Group's fundamental interest in protecting the Intellectual Property. Accordingly, RWH shall promptly notify P2O of any infringement, misappropriation, dilution or tarnishment of, or with respect to, any of the Intellectual Property which comes to RWH's attention. RWH shall offer its full cooperation with P2O Group, at no cost to P2O Group, in P2O Group's investigation of such violations and in P2O Group's action(s) against such violator(s). RWH shall also fully cooperate with P2O Group, at no cost to P2O Group, in P2O Group's efforts to obtain, perfect and enforce its rights in the Intellectual Property, including but not limited to the filing of any application or registration with any governmental authority. Any failure to so cooperate under this section, or any unauthorized use of the Intellectual Property, or any other act or failure to act on the part of RWH which reasonably might, or in fact does, in any way materially impair or interfere with the rights of P2O Group in and to the Intellectual Property, or the registration(s) thereof or the goodwill associated therewith, shall give P2O the right to immediately terminate this Agreement, at its option.

Section 7. Representations and Warranties Both parties hereby represent and warrant as of the date hereof and continuing throughout the term of this Agreement, as follows:

(a) Incorporation; Authority; Licensed. Both parties are a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on its business as now being conducted and to perform the Services pursuant to the terms of this Agreement.

(b) Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement has been duly and validly authorized by all requisite

corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by both parties which constitutes a valid and binding obligation of both parties, enforceable in accordance with its terms subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

(c) No Conflict. The execution, delivery and performance of this Agreement by both parties and the performance of the Services does not and will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in a violation of (i) any law, statute, rule, regulation, ordinance or order, judgment or decree of any governmental authority or (ii) any agreement, contract, or arrangement to which both companies are a party.

(d) Litigation. There is no claim, proceeding, litigation, tax audit, administrative inquiry, or investigation, pending or, to the knowledge of both parties, threatened, against either party or its business or any licenses or permits held or used by RWH, and there is no reasonable basis known to RWH for any of the foregoing. No judgment or award ever entered against RWH by any court, arbitrator, or tax authority remains unpaid or outstanding.

(e) Compliance with Law. RWH and its employees, personnel, officers, directors, agents, and representatives (all, collectively, "RWH Company") are, have been, and will be during the performance of the Services under this Agreement in compliance in all material respects with all applicable laws, statutes, rules, regulations, and ordinances ("Laws"), and court and administrative orders ("Rulings"), of the U.S. federal government and/or any U.S. state or municipality or any subdivision thereof, including but not limited to those Laws and Rulings relating to protection of the environment, pollution control, natural resources, labor and employment, personnel or other labor contracting, admiralty, maritime and/or waterway operations, piloting of sea-going vessels, human health or safety, and/or hazardous materials. RWH Company has not been and is not presently charged with any actual or alleged

violation of any Laws, nor has RWH Company been under any governmental investigation or received notice of any such inquiry or investigation. In addition, RWH Company possesses and is in compliance with all permits, licenses, consents, and government authorizations required under any applicable Law or Rulings relating to its business and the performance of Services.

(f) No Restriction. Neither RWH nor its employees, personnel, officers, directors, agents, or representatives are a party to any agreement, understanding or arrangement that would prohibit or restrict, or require the consent or approval of any other party to, the performance of Services and obligations outlined herein.

(g) Staffing; Equipment. RWH will, at all times, appropriately maintain and oversee (i) a sufficient number of highly skilled, competent and professional employees, personnel, and staff members ("Laborers") reasonably necessary for the performance of the Services, and (ii) all equipment necessary for the performance of the Services. Any lien imposed or other such third party enforcement action taken against P2O or any of its property as a result of RWH's failure to satisfy its obligations under this Agreement shall be considered a material breach of this Agreement.

Staffing expenses of RWH employees and subcontractors engaged in P2O duties will be reimbursed by P2O.

Section 8. Confidentiality and Non-Disclosure. RWH acknowledges that proprietary or confidential information of P2O Group has been, is being and/or will be disclosed to RWH during the course of the business relationship outlined herein. The term "information" includes all information P2O Group has furnished, is furnishing, or will furnish to RWH, whether tangible or intangible and in whatever form or medium provided, expressly including but not limited to the Intellectual Property. RWH agrees that it will keep the information disclosed to it by P2O Group confidential, as "P2O Group Confidential Information," and that the information will not, without the prior written consent of P2O, be disclosed to any third party, in any manner whatsoever, in whole or in part, and shall not be used in any manner other than as reasonably necessary for RWH to properly carry out its performance of Services under the terms of this Agreement. RWH agrees additionally to take all reasonable measures to prevent persons

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who have a legitimate rights of access to, or use of, P2O Group Confidential Information from disclosing it to persons or entities, even within RWH, who do not have a need to know it. RWH shall be fully liable for any breach of this confidentiality and non-disclosure clause by its officers, directors, shareholders, partners, employees, personnel, affiliates, agents or representatives. P2O Group Confidential Information does not include (i) information properly in the public domain, or (ii) information in RWH's possession prior to the date RWH and/or Rick Heddle first developed a business relationship with P2O Group.

Section 9. Indemnification. RWH shall be liable for and hereby agrees promptly, competently, completely and at no cost to P2O Group, to defend, release, discharge, fully indemnify and hold harmless P2O Group, and in each case all successors and assigns (collectively, the "Affiliated Companies") and the members, shareholders, directors, officers, employees, personnel, representatives and agents of P2O Group and the Affiliated Companies (all, collectively, the "Indemnified Parties"), harmless from and against any and all claims, demands, damage, liability, actions, causes of action, loss, cost and expense of any nature whatsoever (including without limitation, investigation costs and expenses and accountant's fees and expenses and attorneys' fees and expenses incident thereto) by reason of any actual or alleged injury, including death of any person whomsoever, or any actual or alleged financial loss or damage to any person or entity, whomsoever or whatsoever, or any actual or alleged loss, damage or destruction of property of every class and description owned by or in the possession of any person or other entity, whomsoever or whatsoever, or any actual or alleged loss, damage, destruction or harm to the environment whatsoever - in any manner and however arising out of or attributed to (i) a breach of this Agreement, (ii) the willful non-performance of Services by RWH Company hereunder, (iii) any infringement by RWH Company of any of the Intellectual Property, or (iv) the activities or operation of RWH Company – excluding in all cases any claim, demand, damage, liability, action, cause of action, loss, cost or expense which RWH can show, by using a preponderance of the evidence standard, directly and primarily resulted from the negligence and/or willful misconduct of the Indemnified Parties.

Section 10. Insurance. RWH agrees to maintain in full force and effect during the term hereof a policy or policies of insurance covering bodily injury, property damage and environmental liability, which policies shall be in the minimum total amounts of Two (2) Million Dollars ($2,000,000.00). The policy or policies shall contain a waiver of subrogation clause running to P2O with respect to loss or damage arising out of this Agreement. Each policy shall contain a provision for thirty (30) days advance written notice of cancellation to P2O. RWH shall promptly request and promptly supply P2O with certificates evidencing all such insurance in the usual and customary form and substance.

Section 11 Relationship Between the Parties. RWH is an independent contractor and is in joint venture with P20.. RWH is not authorized to incur debts or other obligations of P2O of any kind, except as may be specifically authorized in writing, and P2O shall not be liable for any debts, accounts, obligations or other liabilities of RWH or of the agents or employees of RWH save and except for services set out in this Agreement. RWH may not issue any public statement on behalf of P2O in the absence of P2O's prior written approval specifically authorizing such statement. Furthermore, in the absence of prior written specific authorization, RWH may not represent P2O in any manner or to any extent whatsoever, in any judicial, governmental or quasi-governmental inquiry, investigation, hearing or proceeding, or in any arbitration.

Section 12. Government Action Subsequently Affecting this Agreement. In the event that a court of competent jurisdiction or a cognizant governmental or quasi-governmental authority or agency renders any decision or implements any law or restriction which operates to frustrate any material aspect of the intent of this Agreement, the parties hereto shall, in good faith, attempt diligently to negotiate an amendment hereto which nevertheless returns the scope and effect of this Agreement as nearly as possible to that expressed herein just prior to such occurrence.

Section 13. Limitation of Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, ARISING OUT OF OR RELATED TO THE PERFORMANCE OF THIS AGREEMENT.

Section 14. Non-Competition. The parties agree as follows:

(a) Restrictive Covenants. RWH and Rick Heddle each agree that, during the effective time of this Agreement and for a period of five (5) years following the termination of this Agreement, they will not:

(i) directly or indirectly, contact or solicit or direct any person, business, firm, association, corporation, or other entity to contact or solicit, any of P2O's customers, or prospective customers for the purpose of selling or attempting to sell, any services or goods which are the same as or similar to the services or goods provided by P2O; or

(ii) directly or indirectly, disclose the identity of any customers or prospective customers, or any part thereof, to any person, business, firm, association, corporation, or other entity for any reason or purpose whatsoever; or

(iii) directly or indirectly, contact or solicit or direct any person, business, firm, association, corporation, or other entity to contact or solicit, any of P2O's plastic suppliers or prospective plastic suppliers for the purpose of contracting or attempting to contract for the purchase or supply of plastic waste or refuse; or

(iv) directly or indirectly, disclose the identity of any plastic suppliers or prospective plastic suppliers, or any part thereof, to any person, business, firm, association, corporation, or other entity for any reason or purpose whatsoever; or

(v) directly or indirectly, on their own behalf or another's behalf, engage either directly or indirectly in competition with P2O, nor carry on or engage in a similar business to that of P2O. This prohibition shall extend worldwide, and includes specifically, but may not necessarily be limited to, prohibiting (1) the offering of

goods or services to anyone in the world (via the internet, in person or otherwise) related to the conversion of plastic into fuel, and/or (2) the purchasing or contracting for the purchasing or supplying of plastic waste or refuse; or

(vi) solicit or accept if offered with or without solicitation, on their own behalf or on behalf of any other person, business, firm, association, corporation, or other entity, the services of any person who is an employee or independent contractor of P2O nor solicit any of P2O's employees or independent contractors to terminate employment with the P2O; or

(vii) act as an advisor, officer, consultant, manager, agent or employee for or on behalf of any of P2O's customers or prospective customers, with respect or in any way with regard to any aspect of P2O's business.

(b) Breach. It is agreed that breach of any of the covenants contained in this Section 14 will result in irreparable harm and continuing damages to P2O and its businesses and that P2O's remedy at law for any such breach or threatened breach, will be inadequate and, accordingly, in addition to such other remedies as may be available to P2O at law or in equity in such event, any court of competent jurisdiction may issue an injunction, without bond, enjoining and restricting the breach, or threatened breach, of any such covenant, including, but not limited to, any injunction restraining the breaching party from soliciting customers, potential customers, or employees of P2O, or from competing with P2O. In the event of any litigation arising out of the enforcement or interpretation of this Section, the prevailing party in such litigation shall be paid by the losing party all its expenses, including reasonable attorney's fees and all costs of litigation incurred by it.

(c) Severability. If any provision of this Section is found by a court to be invalid or unenforceable for any reason, including, without limitation, the geographic or business

scope or the duration thereof, such provision shall be construed and/or reduced or reformulated by the court in such a way as to make it valid and enforceable to the maximum extent possible. Any invalidity or unenforceability of any provision of this Section shall attach only to such provision and shall not affect or render invalid or unenforceable any other provisions of this Section.

(d) Independent Covenants: Survival. The covenants in this Section are independent of any other provision of this Agreement, and the existence of any claim by RWH or Rick Heddle against P2O, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of these covenants. This Section survives the termination of this Agreement by its own terms.

(e) Free and Voluntary Act. RWH and Rick Heddle have executed and delivered this Agreement as their free and voluntary act, after having determined that the provisions contained herein are of a material benefit to them, and that the duties and obligations imposed on them hereunder are fair and reasonable and will not prevent them from earning a livelihood following the termination of this Agreement. Rick Heddle, individually, further expressly acknowledges and agrees that he has the skill set, experience and qualifications to obtain employment and earn a living (after the termination of this Agreement and/or his disassociation from RWH) during the term of this Section while complying with the restrictive covenants stated herein.

NOTE: An Arbitration Clause will be added to protect both parties best interest.

Section 15. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida, and as applicable, the laws of the United States of America. Each party specifically agrees and consents that the sole and proper venue and jurisdiction for any action hereunder or related hereto shall be the state or federal courts situate in Hillsborough County, State of Florida, United States of America.

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(b) Notices. Notices, requests and other communications required pursuant to this Agreement shall be in writing and sent by first-class mail or overnight express mail to the parties at the following addresses:

To RWH:

RWH Marine Consulting, Inc.

Attn: Rick Heddle

To P2O:

Plastic2Oil Marine, Inc.

Attn: John Bordynuik, CEO

(c) Entire Agreement. Each party acknowledges that it has read this Agreement, that it understands it, and that it agrees to be bound by its terms and conditions. This Agreement constitutes the entire agreement between the parties and supercedes all prior and contemporaneous agreements, understandings, negotiations, and discussions whether oral and written.

(d) Assignments; Successors in Interest. No assignment or transfer by either party of such party's respective rights and obligations hereunder may be made except with the prior written consent of the other party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, each of their respective successors and permitted assigns, and any reference hereto shall also be a reference to a successor or permitted assign.

(e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns, except as expressly stated herein in favor of P2O Group.

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(g) Severability. If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted, and the remaining provisions of this Agreement shall remain in full force and effect.

(h) Counterparts. This Agreement may be executed in several counterparts, including by facsimile, all of which taken together shall constitute one single Agreement between the parties.

(i) Authority. The persons signing this Agreement each have the authority to bind their respective principals.

(j) Waiver and Amendment. No rights, conditions, or obligations granted or required under this Agreement shall be considered as having been waived, modified or amended unless specifically so stated in writing and signed by both parties. The waiver by a party of any breach or default of the other party shall not be deemed to be a waiver of any subsequent breach, default or other default of such party. The waiver or failure of a party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

(k) Survival. The provisions of this Agreement that, by their terms, are deemed to survive the termination of this Agreement, shall so survive, specifically including but not limited to Sections 5, 6, 8, 9, 11, 13 and 14.

(l) Injunctive Relief.

The parties hereto specifically agree that in the event of a breach of Sections 5, 6, or 8 of this Agreement by RWH, P2O Group will be irreparably harmed and without an adequate remedy at law. The parties therefore agree that in the event of such breach or threatened breach, P2O Group may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach or threatened breach of such provisions without the requirement of a posting of a bond, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, P2O Group shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

(m) Attorneys' Fees.

In the event of any litigation arising out of the enforcement or interpretation of this Agreement, the prevailing party in such litigation shall be paid by

the losing party all its expenses, including reasonable attorney's fees and all costs of litigation incurred by it.

(n) Good Faith. Each party shall, at all times, deal fairly and in good faith with respect to the other in the conduct of each aspect of its business which reasonably relates to this Agreement.

(o) Construction. The parties have carefully read this entire Agreement. Each party to this Agreement acknowledges that such party has the option to be represented by, or has been represented by, legal counsel in preparation of this Agreement. If this Agreement or any provision hereof is interpreted by an arbitration panel or a court of law, no provision hereof shall be construed more harshly against any party as drafter.

(p) Waiver of Jury Trial. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING BETWEEN THE PARTIES RELATED TO THIS AGREEMENT OR THE BREACH THEREOF.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, by the signatures below of their respective authorized representatives, have caused this Joint Venture and Services Agreement to be duly executed effective as of the date first written above.

PLASTIC2OIL MARINE, INC.

By: ______________________
Name: ______________________
Title: ______________________

As to Section 14 and Related Provisions:

____
Rick Heddle

RWH MARINE CONSULTING, INC.

By: ______________________
Name: [illegible]
Title: [illegible]

EXHIBIT A

Specified Services

-Replicate, integrate, and install Converter Devices on Vessels designated by P2O, including retrofitting such Vessels (after such installation, the "Maritime Converter Devices").

-Handle all scheduling matters related to the replication, integration, and installation of Converter Devices and retrofitting of Vessels.

-Pilot, operate, staff, and support all Vessels

-Operate, staff, and support all Maritime Converter Devices.

-Monitor and assess the operation and use of the Maritime Converter Devices.

Monitor and assess the operation and use of the Vessels.

-Maintain and repair all Vessels.

-Maintain and repair all Maritime Converter Devices.

-Appropriately dispose of any and all refuse or waste related to operation of Maritime Converter Devices.

NOTE: P20 and RWH both agree that there will be a few more added specified services to RWH' job/service descriptions to fully ensure that this joint venture meets the proper service requirement needed for it's utmost success.

EXHIBIT B

Termination Fee Formula

Termination Fee = (20.00%) x (P2O EBITDA) x (10)

P2O EBITDA shall be P2O's trailing 12 month EBITDA, as calculated by P2O in accordance with GAAP.

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